UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2013

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(414) 978-6494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 1, 2013, Physicians Realty Trust (the “Company”) filed its Form 8-K disclosing the Company’s acquisition of an approximately 52,000 square foot outpatient care building (the “Facility”) located in Oklahoma City, Oklahoma.

The Company has filed this Amendment No. 1 to Form 8-K to clarify and correct information in the 8-K filed on October 1, 2013 regarding the sources of funds used to acquire the Facility and to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b) for the Company’s acquisition of the Facility.

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Physicians Realty Trust (the “Company”), through its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into an Assignment and Assumption of Agreement of Sale and Purchase (the “Agreement”) with Graymark Healthcare, Inc., an Oklahoma corporation (the “Assignor”), to assume all of Assignor’s rights, title, interests and obligations to a certain Agreement of Sale and Purchase for the acquisition of an approximately 52,000 square foot outpatient care building (the “Facility”), located in Oklahoma City, Oklahoma in exchange for the payment by the Operating Partnership of approximately $15.6 million.  The Facility will be leased to Foundation Surgical Affiliates, L.L.C., (“Foundation”), a wholly owned subsidiary of Assignor, until 2023 with initial rent equal to $1,248,000 per year, and annual rent escalations of 2%.  The Company funded the purchase price for the property with proceeds from the Company’s recently completed initial public offering.

Foundation subleases over 20,000 rentable square feet of the Facility to a joint venture, Foundation Surgery Center of Oklahoma City, L.L.C., an ambulatory surgery center owned and managed by Foundation, together with 30 physicians.  Foundation also subleases space in the Facility to physicians and uses a portion of the Facility for general corporate purposes.

The Operating Partnership also entered into an Agreement in Connection with the Assignment and Assumption of Agreement of Sale and Purchase with Assignor that provides for certain agreements and covenants in connection with the Agreement and assumption of the Agreement of Purchase and Sale, including (i) restating the lease on the Facility, (ii) granting Graymark Healthcare, Inc. a 1% ownership interest in the Operating Partnership’s subsidiary that will own the Facility and (iii) an option for Graymark Healthcare, Inc. to purchase, in aggregate, a 49% interest in the Operating Partnership’s subsidiary that will own the Facility.

The Company closed on the acquisition on September 30, 2013.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(a)	Financial Statements of Property Acquired
The following Statement of Revenues and Certain Direct Operating Expenses is set forth in Exhibit 99.1 which are attached hereto and incorporated by reference.

Independent Auditors’ Report

Statement of Revenues and Certain Direct Operating Expenses for the six months ended June 30, 2013, (unaudited) and year ended December 31, 2012.

Notes to the Statement of Revenues and Certain Direct Operating Expenses for the six months ended

June 30, 2013, (unaudited) and year ended December 31, 2012.

(b)	Pro Forma Financial Information

The following pro forma financial statements are set forth in Exhibit 99.2 which are attached and incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013.

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2013 and the year ended December 31, 2012.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c)	Not applicable
(d)	Exhibits
23.1 Consent of Plante & Moran, PLLC
99.1 Financial Statements of Property Acquired
99.2 Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS REALTY TRUST
November 12, 2013	By:	/s/ John T. Thomas
		Name:	John T. Thomas
		Title:	President and Chief Executive Officer